CERTIFIED RESOLUTIONS

     I, John F. Splain, Assistant Secretary of The Shepherd Street Funds, Inc. (the "Fund"), hereby certify that the following resolutions were adopted by the Board of Directors of the Fund, including a majority of the Directors who are not "interested persons" of the Fund, at a meeting of the Board held on November 14, 2006:

               RESOLVED, that it is the finding of the Directors at this meeting that the fidelity bond written by Federal Insurance Company (the
          "Bond") in the aggregate amount of $500,000 covering, among others, officers and employees of the Fund, in accordance with the requirements of Rule 17g-1 (the "Rule") promulgated by the Securities and Exchange Commission under Section 17(g) of the Investment Company Act of 1940 (the "1940 Act"), is reasonable in form and amount, after having given due consideration to, among other things, the value of the aggregate assets of the Fund to which any person covered under the Bond may have access, the type and terms of the arrangements made for the custody and safekeeping of the Fund's assets and the nature of the securities in the Fund's portfolio; and

               FURTHER RESOLVED, that the amount of the premium to be paid by Salem Investment Counselors, Inc. for the Bond be, and it hereby is, approved by the Board of Directors (all Directors voting) and separately by the Independent Directors; and

                  FURTHER RESOLVED, that the Bond be, and it hereby is, approved by the Board of Directors (all Directors voting) and separately by the Independent Directors; and

               FURTHER RESOLVED, that the appropriate officers of the Fund be, and they hereby are, authorized and directed to take such actions as may be necessary or appropriate in order to conform to the provisions of the 1940 Act, and the rules and regulations thereunder; and

          FURTHER RESOLVED, that the Assistant Secretary of the Fund shall file the Bond with the Commission and give all notices required under paragraph
     (g) of the Rule.



November 30, 2006                             /s/ John F. Splain
                                          -----------------------------------
                                          John F. Splain, Assistant Secretary